UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

PART II – PRELIMINARY OFFERING CIRCULAR -

FORM 1-A: TIER 2 OFFERING

FORM 1-A

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

PROFESSIONAL IDIOTS INC.

(Exact name of registrant as specified in its charter)

DELEWARE	.7371	82-2882342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Jonas Brown - Chief Executive Officer

115 Wilcox Street Suite 220 Castle Rock, CO 80104

Telephone: (303) 777 5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway, Lewes, Delaware 19958

Telephone:  (302) 645-7400

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document

PART I - END

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to herein as the “SEC” or the “Commission”. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED AUGUST 9, 2020 SUBJECT TO COMPLETION

50,000,000 SHARES OF COMMON STOCK

$0.05 PER SHARE

www.proidiots.org

Professional Idiots Inc

$2,500,000

Common Shares of Stock Voting Rights Discloser

Following this offering, we will have two classes of common stock: Class A common stock (for sale in this offering) and Class B common stock (not for sale in this offering). The rights of the holders of Class A common stock and Class B common stock will be identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock will be entitled to one vote. Each share of Class B common stock will be entitled to 10 votes and will be convertible at any time into one share of Class A common stock. All shares in this offering are for Class A common stock only.

This is the public offering of securities of Professional Idiots, Inc., a Delaware corporation. We are offering up to 50,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $0.05 per share (the “Offered Shares”) by the Company, for a total offering of $2,500,000. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

	Price to	Maximum	Proceeds to
	Public	Commissions (1)	Issuer
Shares Offered by Company
50,000,000 shares at per share price:	$0.05	$0.00	$0.05
Total Maximum:	$2,500,000	$0.00	$2,500,000

THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EACH STATE HAS SEPARATE FILING REQUIREMENTS FOR TIER 1 REGULATION A+ FILINGS. FOR EXAMPLE, FLORIDA ACCEPTS THE UNIFORM APPLICATION TO REGISTER SECURITIES (FORM U1) AND ALLOWS FOR ELECTRONIC SIGNATURE OF FORMS.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS ;RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS: (1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 23, 2001.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”). THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in the Form 1-A and the Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of the Form 1-A and the Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of its Board of Directors and in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon occurrence of the Minimum Offering Amount and acceptance of subscriptions for the Securities by the Company.

This Offering is inherently risky. See “Risk Factors” on page 16.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is August 9, 2020.

The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of Professional Idiots Inc and its direct and indirect subsidiaries are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, except for references to “capital stock,” “common stock,” “shares,” “preferred stock” or “stockholders,” which applies only to Professional Idiots Inc, as used in this Offering Circular, the terms “Company,” “we,” “our” or “us” or words of like import mean Professional Idiots Inc.

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic or other assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in the Form 1-A, the Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in the Form 1-A, the Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions we have made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results and involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions, including the risk factors beginning at page as contained herein.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement we make in this Form 1-A, Offering Circular, or any documents incorporated by reference herein speaks only as of the date of the Form 1-A, Offering Circular, or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, acquisitions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward looking statements that we or persons acting on our behalf may issue.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These risks include, but are not limited to, the following risks and/or business factors that may cause material risks:

•Our ability to effectively execute our business plan and respond to the highly competitive and rapidly evolving marketplace environment in which we intend to operate.

•If our technology becomes obsolete, our ability generate revenue from it will be negatively impacted.

•Our ability to manage our expansion, growth and operating expenses.

•If we lose key management, our business may materially suffer.

•Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

•We will need substantial additional funding to continue our operations, which may result in dilution to our  stockholders and materially affect our ability to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

•An investment in our shares is highly speculative.

•Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings.

•Our ability to develop, maintain and enhance a strong brand.

OFFERING CIRCULAR

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such that are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date and will be updated by Amendment

As used in this Offering Circular, unless specifically noted, all references to “Professional Idiots, Inc.” “capital stock,” “common stock”, “shares,” “preferred stock” or “stockholders,” applies only to Professional Idiots, Inc. as used in this Offering Circular; the terms “Company,” “Professional Idiots, Inc,” “we,” “our”, “us”. Regulation A is sometimes referred to herein as “Reg A” or “Reg A+”

All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31st.

As at the date of this Offering Circular, we are authorized to issue up to 50,000,000 shares of Class A Common Stock. All Class A Common Stock Shares in this offering are designated as Class A Common Stock (“Common Stock”), and an aggregate of 25,820,000 Class A shares of Common Stock have been issued and outstanding.

PART - II

OFFERING CIRCULAR SUMMARY

The Company

PROFESSIONAL IDIOTS INC.

We are an internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. Our business consists of creating and operating technology platforms which will run on our websites around the world. We will create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups. We will offer our members a wide variety of online services so that they can interact with each other and access the content available on our websites. Our most heavily visited websites include kinkyads.org. We have just completed the transfer of this website to our company Professional Idiots, inc.

Professional Idiots Inc. was incorporated in Delaware on April 13, 2020. We intend to use the net proceeds from this offering to operate our business until we can become self sustaining. Being a new development stage company, we currently have little revenue and little operating history. Our principal executive offices are located at 115 Wilcox Street Suite 220 Castle Rock, CO 80104. Our phone number is (303) 777 5400.

From inception until May 31st the date of our audit time, we have had limited operating activities. Our financial statements report revenues with a net loss of $-144.

Professional Idiots Inc. anticipates that it will derive its income from the sale of advertising space and membership upgrades. We do not anticipate earning much revenues until such time as we enter into full operation. Since we are presently in the beta stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE BUSINESS

COMPANY OVERVIEW

Professional Idiots owns and operates kinkyads.net, an internet based website for people to meet for casual encounters. Kinkyads is classified as on online adult oriented site such as adult friend finder. Kinkyads is a growing place where singles and couples can post photos, videos, erotic stories of themselves as well as learn about other members on the site and make new friends.   Kinkyads also from time to time will hold meetup events so people can go in a group setting to meet other people who are in the same industry.

Professional Idiots is an internet and technology based company providing online services in the rapidly expanding niche market of connecting people with people. Our business consists of creating and operating online technology platforms to help people find the individuals/business with whom they are seeking to connect with. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups to accomplish our goal.

Our revenues will primarily come from online subscription aka paid-memberships as well as paid advertising.

We categorize our users into two categories: registrants, subscribers

Registrants. - Registrants are visitors who complete a free registration form on one of our websites by giving basic identifica-tion information and submitting their e-mail address, phone number (verified to registered). As of Feb 10th 2021 we have 233,894 registered members.

For the month of January 2021, we have had a 8.2% retention rate

Besides watching the member uploaded videos, free members have access to do everything on the site that a paid member can do but on a limited scale such as:

1. A free member can only send 10 emails per hour where a paid member can send unlimited.

2. A free member can only see 10% of the images that paid members can see. Etc.

Outside of the local meet and greet we put on from time to time, all members are required to make their own connections, we do not help directing members to connect with other members. We simply provide a platform for members to connect online and they can take it from there.

If a member refers someone to the site and they join and become a paid member, there is no kickback or referral fee paid out to any member of the site.

Subscribers. - Subscribers are members who purchase monthly, quarterly, annual or lifetime subscriptions. Subscribers have full access to our websites and may access special features. Kinkyads started accepting registrations under this platform in March 2020, one month before Professional Idiots acquired the site. As of Feb 10th 2021 we have 601 upgraded members.

As of Feb 10th 2021, we have 80% of our paid members active on the site.

As of January when we first started to record conversion rates we experienced a 1:30 conversion rate. Meaning for every 30 free signups, one would upgrade their account within the first 30 days of their registration.

We focus on the following key business metrics to evaluate the effectiveness of our operating strategies.

Churn. - Churn is calculated by dividing terminations of subscriptions during the period by the total number of subscribers at the beginning of that period. Our average monthly churn rate, which measures the rate of loss of subscribers.

Average Lifetime Net Revenue Per Subscriber. - Average Lifetime Net Revenue Per Subscriber is calculated by multiplying the average lifetime (in months) of a subscriber by ARPU for the measurement period and then subtracting the CPGA for the measurement period.

OUR COMPETITIVE STRENGTHS

We believe that we have the following competitive strengths that we can leverage to implement our strategy:

Proprietary and Scalable Technology Platform.

Our robust, proprietary and highly scalable technology platform supports our social networking website. We are able to use our customized back-end interface to quickly and affordably generate new websites, launch new features and target new audiences at a relatively low incremental cost. Our technology platform enables us to rapidly redeploy the architecture underlying our websites with new appearances and themes in order to create additional websites for our users. We believe that our ability to create new websites and provide new features is crucial to cost-effectively maintaining our relationships with existing users and attracting new users. Furthermore, our technology platform has also enabled us to create and continue to expand our affiliate network and to measure and optimize the efficiency of our marketing spend, allowing us to expand the number of visitors to our site in an economical manner.

Paid Subscriber-Based Model.

We operate a social networking website that allows our members to make connections with other members with whom they share common interests. Our members are able to post their profiles and other content of interest for free and our subscribers are then able to access this content for a fee. Our paid subscriber-based model of social networking  is distinctly different from the business models of other free social networking websites whose users access the websites to remain connected to their pre-existing friends and interest groups.

Large and Diverse User Base.

We operate a growing social network website, currently adding on average more than 4,000 new members each month. The majority of our members are located inside the United States. Our website is designed to appeal to individuals with a diversity of interests and backgrounds. We believe potential members are attracted to the opportunity to interact with other individuals by having access to our large, diverse user base. We believe that our broad and diverse international user base also represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups and represents a substantial barrier to entry for potential competitors.

OUR STRATEGY

Our goal is to enhance revenue opportunities while improving our profitability. We plan to achieve these goals using the following strategies:

Convert Registrants into Subscribers or Paid Users.

We continually seek to convert registrants into subscribers. We do this by constantly evaluating, adding and enhancing features on our websites to improve our users’ experience. We also dynamically adjust offers and pricing to users based on a variety of factors such as geography, currency, payment system, country of origin, time of day or calendar date in order to encourage users to become subscribers or paid users.

Create Additional Websites and Diversify Offerings.

We are constantly seeking to identify groups of sufficient size who share a common interest in order to create a website intended to appeal to their interests. Our technology provides us with a scalable, low-cost capacity to quickly create and launch additional websites, such as new social networking websites, content-driven websites that serve as portals for user-generated and professional content without substantial additional capital investment. Our extensive user database serves as an existing source of potential members and subscribers for new websites we create.

Pursue Targeted Acquisitions.

We intend to expand our business by acquiring and integrating additional social networking websites, technology platforms, owners, creators and distributors of content and payment processing and advertising businesses.

Generate Online Advertising Revenue.

To date, online advertising revenue is expected to cover less than 10% of our net revenue, averaging about $1,000 per month. With continued worldwide growth in this advertising segment, we see this as a significant growth opportunity. We believe that our broad and diverse user base represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups. We believe we will be able to offer advertisers an opportunity to achieve superior results with advertisements that are well-targeted to their preferred demographic and interest groups. We intend to focus our advertising efforts on our general audience social networking websites and maintain our subscription-based model for our adult social networking websites.

Our Products and Services

Social Networking Website

The social networking aspect of our business is a cornerstone of our business model and is our largest source of revenue. We believe we are a going have the leading website for connecting people with people.

We provide social networking and online personal services for members of diverse cultures, ethnicities and interest groups. Our website is built around a central theme, which often relates to the ethnicity or social interests of its members. This online community is delivered to the group targeted by the website, including:

Blogs — Blogs are a simple way to create a regularly updated home page where members can express themselves, learn about others, get more noticed and attract new friends. There are numerous blogs, grouped by subject.

Chatrooms — Chatrooms are areas where members can discuss a specific topic or join rooms established by region. A private chatroom lets a member host a chat party by invitation only.

Contests — Contests are a means of engaging our members by offering rewards for member-generated content. Examples include Best Holiday Greeting Card, Silly Photos with Clever Captions and many more. Prizes include upgraded memberships, T-shirts and mugs.

Groups — Groups are the place to find people who share interests and to develop new friendships. Members search for groups by topics, names or keywords and correspond, exchanging ideas. All groups have their own discussion boards and chatrooms, which facilitate communication and relationship building. Popular groups include “share my wife,  cuckolding seekers,  men 4 men, and kinky stories.”

Groups — Groups are the place to find people who share interests and to develop new friendships. Members search for groups by topics, names or keywords and correspond, exchanging ideas. All groups have their own discussion boards and chatrooms, which facilitate communication and relationship building. Popular groups include “share my wife,  cuckolding seekers,  men 4 men, and kinky stories.”

Membership on our social networking website generally includes access to member-generated content including the ability to post a personal profile and photographs,  videos, chat, instant message with other members, and search our database of member profiles, watch member videos, email unlimited members.

We believe that this variety of revenue-enhancing features encourages visitors to join as members. The ability to initiate communication with other members and subscribers via our e-mail communications platform and view the full profiles of the members in our database requires payment of a subscription fee.

Internet Privacy

Our privacy principles represent the continuing evolution of our long-standing commitment to consumer privacy. Our privacy principles related to our internet websites and services provide for consumer notice, choice and data security. Our privacy principles include:

Notice. - Users are provided meaningful notice about the information collected and used for internet related advertising. Users visiting our websites are provided notice via links to our privacy policies usually located on every one of our web pages and other methods of the types of individual information collected for advertising purposes, the technologies employed to collect such information, and how such information is used, including if applicable that other companies operate on the website and may collect such information.

Choice. - Users are provided with a choice on how certain information is used. We provide for an opt-out mechanism for e-mail advertising and members of our social networking websites have access to a control panel that allows them to make choices on the type of data that is stored on our servers or made available to the public or other members using our websites.

Security. - We strive to provide reasonable security for consumer data. Our security methods are based on the sensitivity of the data, the nature of the services provided, the types of risks related to such data and the reasonable protections available to us for practical implementation. We require our business service providers, such as credit card processors, to contractually maintain appropriate information security procedures based upon the sensitivity of the data and industry practices. We also ask registrants and members to provide their age and we review all member-generated content prior to its appearing on our websites.

Responsiveness. - Users have a readily accessible means to contact us to express concerns and complaints regarding privacy matters and we have a team associated with handling such concerns and complaints.

Technology Platform

Our technology platform allows us to collect and sort a variety of data which permits us to monitor all areas of our business and increase the traffic and revenue to our website. We collect and evaluate information related to the activity of the users on our website, the nature of our users and the processing of information on our servers.

The data we collect concerning our users’ activities on our websites includes:

•  number of registrants completing registration

•  number of paid subscriptions

•  number of images uploaded

•  number of blogs created

•  number of messages sent

•  number of requests served

•  member email and cell phone number

•  number of customer service requests

•  number of videos uploaded and viewed

•  time spent per request

•  referring affiliate/ad buy/traffic source

With respect to marketing technologies, our in-house monitoring systems provide analytical tools during every stage of the “sales funnel” and help us to react quickly to changes in user or potential member behavior. Sophisticated live A-B testing in which we run controlled blind tests in different control groups enables us to determine how a website design element affects our business.

Finally, our in-house developed and maintained software also allows us to provide our third-party advertisers and affiliates with near real-time statistics so that they can monitor their performance and quickly make necessary adjustments. Similarly, we can provide these advertisers with a variety of improved business models based upon the efficiency of their traffic source. Payment for Our Internet Products and Services

We derive our revenue primarily from subscriptions. Our users can purchase daily, monthly, quarterly, annual or lifetime subscriptions that give them access to all members’ full profile information and the ability to contact other members in one-on-one e-mail correspondence. All subscriptions are charged in advance and we recognize the revenue over the terms of such subscriptions. Subscribers on our website can upgrade their subscription level for an additional cost in order to have access to additional features and content. On average, our subscribers maintain their subscriptions for approximately six months.

Our internet-based business does not carry customer receivables on the balance sheet since our products and services are paid for in advance. Subscribers pay for products and services on our websites using several payment methods including credit card and non-credit card payments, such as Cash App, bitcoin, Venmo and PayPal. As of June 17th 2020, credit card payments represented approximately 62% of our total payments while other payment methods represented 38% of our total payments, which we consider to present a significant opportunity for growth. Our technology platform includes proprietary anti-fraud measures to protect us against unauthorized use of credit cards and fraudulent activity on our website. As a result, at June 17th 2020, our credit card chargeback rate was approximately 0.9% of the transactions processed and the reserves the banks require us to maintain approximately 10.0% of our total net revenues in reserve.

Internet Product and Feature Development

We believe we are at the leading-edge of creating, implementing and commercializing advanced features and product enhancements to our website. We continually evaluate and add features to our websites to improve our users’ experience. New features and designs are tested on a statistically significant sample of our user base, and features and designs are released to the entire user base only after satisfactory results are achieved. We believe the release of new features and designs results in new registrants and members, increased member loyalty, the purchase of additional services on our websites, and increased visitation and utilization of our other websites and services.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO RECEIVE ANY SIGNIFICANT NET PROCEEDS FOR OUR OPERATIONS AND EXPANSION PLANS.

REGULATION A+

We are offering our Common Stock pursuant to rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $50 million in a 12-month period. In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular forms a part of.

SECURITIES OFFERED

Professional Idiots Inc. has 50,000,000 share of common stock issued and outstanding for offering to the public. The Company may endeavor to sell all 50,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Professional Idiots Inc. will receive all proceeds from the sale of the common stock.

The Issuer:	Professional Idiots Inc.
Securities Being Offered:	50,000,000 shares of common stock
Offering Price:	$0.05 per common share
Minimum number of shares to be sold in this offering:	None
Net Proceeds if 100% sold:	$2,500,000 (two million five hundred thousand).
Use of Proceeds:	See “Use of Proceeds” and the other information in this prospectus.
Outstanding Shares of Common Stock:

A maximum of 50,000,000 shares of Common Stock will be outstanding if we raise $2,500,000 and when added to the current outstanding of 21,500,000 Class A Common Stock Shares will represent an aggregate outstanding shares of 71,500,000

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OF THE SPECIFIC DIFFICULTIES AND UNCERTAINTIES INHERENT TO DEVELOPING A WEBSITE, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new website companies and the high rate of failure of such businesses. The likelihood of success must be considered in light of the problems, expenses, difficulties and delays encountered in connection with the plan that the Company intends to undertake. These potential problems include possible issues with our ability to build a website people can enjoy and use on a regular basis. In addition, unforeseen additional costs and expenses that may exceed the current estimates. Our plan for entering into an agreement with an web development firm or expert that possess the unique knowledge in the field of programming to create a website that is achievable and profitable may be unattainable if we cannot find or afford the appropriate firm or expert or if such firm or expert is unavailable at the time we require. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of a commercially viable website. Problems such as unusual or unexpected production and marketing problems and delays are common and often result in unsuccessful development efforts.

If the result of our current plan does not generate achievable commercial solutions, we may decide to abandon our development program for Professional Idiots Inc. Our ability to continue to develop will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program. The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program. If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO COMPUTER PROGRAMMING LANGUAGES, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Jonas Brown. Mr. Brown has no direct training or experience in computer programming, and our management may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Credit Card Processing

Continued imposition of tighter processing restrictions by credit card processing companies and acquiring banks would make it more difficult to generate revenue from our websites.

We rely on third parties to provide credit card processing services allowing us to accept credit card payments from our sub-scribers and paid users. Our business could be disrupted if these or other companies become unwilling or unable to provide these services to us. We are also subject to the operating rules, certification requirements and rules governing electronic funds transfers imposed by the payment card industry seeking to protect credit cards issuers, which could change or be reinterpreted to make it difficult or impossible for us to comply with such rules or requirements. If we fail to comply, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, and our business and op-erating results would be adversely affected. Our ability to accept credit cards as a form of payment for our online products and services could also be restricted or denied for a number of other reasons, including but not limited to:

•if we experience excessive chargebacks and/or credits;

•if we experience excessive fraud ratios;

•if there is an adverse change in policy of the acquiring banks and/or card associations with respect to the processing of credit card charges for adult-related content;

•if there is an increase in the number of European and U.S. banks that will not accept accounts selling adult-related content;

•if there is a breach of our security resulting in the theft of credit card data;

•if there is continued tightening of credit card association chargeback regulations in international commerce;

•if there are association requirements for new technologies that consumers are less likely to use; and

•if negative global economic conditions result in credit card companies denying more transactions.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

Network Infrastructure

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technol-ogy advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users' experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Loss of Data Center

The loss of the main data center we rent from, our backup data center or other parts of our systems and network infrastructure would adversely affect our business.

Our main data center we rent from, our backup data center and most of our servers are located at external third-party facilities in Dallas, TX. If our main data center or other parts of our systems and network infrastructure was destroyed by, or suffered significant damage from, fire, flood, lightning, tornado, or other similar catastrophes, or if our main data center was closed be-cause of the operator having financial difficulties, our business would be adversely affected. Our casualty insurance policies may not adequately compensate us for any losses that may occur due to the occurrence of a natural disaster.

Internet Service

Our internet operations are subject to system failures and interruptions that could hurt our ability to provide users with access to our websites, which could adversely affect our business and results of operations.

The uninterrupted performance of our computer systems is critical to the operation of our website. Our ability to provide access to our website and content may be disrupted by power losses, telecommunications failures or break-ins to the facilities housing our servers. Our users may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide our content. Repeated or prolonged system failures could substantially reduce the attractiveness of our website and/or interfere with commercial transactions, negatively affecting our ability to generate revenue. Our websites must accom-modate a high volume of traffic and deliver regularly-updated content. Some of our network infrastructure is not fully redundant, meaning that we do not have back-up infrastructure on site for our entire network, and our disaster recovery planning cannot account for all eventualities. Our website has, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause users to perceive our website as not functioning properly and therefore induce them to frequent other websites. We are also subject to risks from failures in computer systems other than our own because our users depend on their own internet service providers in order to access our websites and view our content. Our revenue could be negatively affected by outages or other difficulties users experience in accessing our websites due to internet service providers' system disruptions or similar failures unrelated to our systems. Any disruption in the ability of users to access our websites could result in fewer visitors to our websites and subscriber cancellations or failures to renew, which could adversely affect our business and results of operations. We may not carry sufficient levels of business interruption insurance to compen-sate us for losses that may occur as a result of any events that cause interruptions in our service.

Adult Content

Because of our adult content, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need could one day be concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and ser-vices. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. For example, some domestic banks have declined providing merchant bank processing services to us and some credit card companies have declined to be affiliated with us. This has caused us, in some cases, to seek out and establish business rela-tionships with international providers of the services we need to operate our business. There can be no assurance however, that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service pro-viders, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing busi-ness with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

Website Misuse

Our websites may be misused by users, despite the safeguards we have in place to protect against such behavior.

Users may be able to circumvent the controls we have in place to prevent illegal or dishonest activities and behavior on our website, and may engage in such activities and behavior despite these controls. For example, our website could be used to facilitate individuals seeking payment for sexual activity and related activities in jurisdictions in which such behavior is illegal. The behavior of such users could injure our other members and may jeopardize the reputation of our websites and the integrity of our brands. Users could also post fraudulent profiles or create false or unauthorized profiles on behalf of other, non-consenting parties. This behavior could expose us to liability or lead to negative publicity that could injure the reputation of our websites and of social networking and online personals websites in general.

Credit Card Fraud

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transac-tions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would ad-versely affect our business.

State and Federal Tax

If one or more states or countries successfully assert that we should collect sales or other taxes on the use of the internet or the online sales of goods and services, our expenses could increase, resulting in lower margins.

In the United States, federal and state tax authorities could add state sales and income taxes to memberships, which could in-crease our expenses and decrease our profit margins. The application of indirect taxes (such as sales and use tax, value add-ed tax, goods and services tax, business tax and gross receipt tax) to e-commerce businesses such as ours and to our users is a complex and evolving issue. Many of the statutes and regulations that impose these taxes were established before the growth in internet technology. IThe application of existing or future laws could have adverse effects on our business.

State, Federal and Other Counties Laws

Changes in laws could materially adversely affect our business, financial condition and results of operations.

Our businesses are regulated by diverse and evolving laws and governmental authorities in the United States and other coun-tries in which we operate. Such laws relate to, among other things, internet, licensing, copyrights, commercial advertising, sub-scription rates, foreign investment, use of confidential customer information and content, including standards of decen-cy/ob scenity and record-keeping for adult content production. Promulgation of new laws, changes in current laws, changes in interpretations by courts and other government officials of existing laws, our inability or failure to comply with current or future laws or strict enforcement by current or future government officers of current or future laws could adversely affect us by reduc-ing our revenue, increasing our operating expenses and/or exposing us to significant liabilities. The following laws relating to the internet, commercial advertising and adult content highlight some of the potential difficulties we face:

•Several U.S. governmental agencies are considering a number of legislative and regulatory proposals that may lead to laws or regulations concerning different aspects of the internet, including social networking, online content, intellectual property rights, e-mail, user privacy, taxation, access charges, liability for third-party activities and personal jurisdiction. New Jersey enacted the Internet Dating Safety Act in 2008 , which requires online dating services to disclose whether they perform criminal background screening practices and to offer safer dating tips on their websites. Other states have enacted or considered enacting similar legislation. While online dating and social networking websites are not currently required to verify the age or identity of their members or to run criminal background checks on them, any such requirements could increase our cost of operations or discourage use of our services . The Children's Online Privacy Protection Act (COPPA) restricts the ability of online services to collect information from minors. The Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

•In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California's Information Practices Act. Congress, the FTC and at least thirty-seven states have promulgated laws and regulations regarding email advertising and the application of such laws and the extent of federal preemptions is still evolving. Under U.S. law, the Digital Millennium Copyright Act has provisions which limit, but do not eliminate, our liability to list or link to third-party websites that include materials that infringe copyrights, so long as we comply with the statutory requirements of this act. Furthermore, the Communications Decency Act (CDA), under certain circumstances, immunizes computer service providers from liability for certain non-intellectual property

•Claims for content created by third parties. The interpretation of the extent of CDA immunity is evolving and we run the risk that in certain instances we may not qualify for such immunity. We face similar risks in international markets where our products and services are offered and may be subject to additional regulations and balkanized laws . The interpretation and application of data protection laws in the United States, Europe and elsewhere are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines and other monetary remedies , this could result in an order requiring that we change our data practices.

•Regulation of the internet could materially adversely affect our business, financial condition and results of operations by reducing the overall use of the internet, reducing the demand for our services or increasing our cost of doing business. Proposed legislation concerning data protection is currently pending at the U.S. federal and state level as well as in certain foreign jurisdictions. Complying with these laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

•Adult content . Regulation, investigations and prosecutions of adult content could prevent us from making such content available in certain jurisdictions or otherwise have a material adverse effect on our business, financial condition and results of operations. Government officials may also place additional restrictions on adult content affecting the way people interact on the internet. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or "immoral" influences. Regulation aimed at limiting minors' access to adult content both in the United States and abroad could also increase our cost of operations and introduce technological challenges by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business. Court rulings may place additional restrictions on adult content affecting how people interact on the internet, such as mandatory web labeling

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS SERVICES

We are not required to apply for or have any government approval for our proposed services. However, we must comply with the FOSTA act and not to allow minors and escorting on our site.

FACILITIES

We currently lease a meeting office space at 115 Wilcox Street Suite 220 Castle Rock, CO 80104. Our telephone number is (720) 777-5400. Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Brown nor Mrs. Rogers, or any other person.

Mr. Brown currently devotes approximately 20 hours per week to company matters and after receiving funding, Mr Brown plans to devote as 40-60 hours a week to manage the affairs of the Company.

Mrs. Rogers currently devotes approximately 5 hours per month to company matters and after receiving funding, Mrs Rogers plans to devote as 40-60 hours a week to manage the affairs of the Company.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

RISKS RELATED TO OUR COMMON STOCK

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is no active public trading market for our common stock and an active market may never develop.

Our common stock is not quoted on any trading medium. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they attempt to sell their securities. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

COVID-19 Effect

There has been no direct slowdown in our signups from the time COVID 19 started, if fact we have seen an increase in signups and ads posted by member.  There is no research to support the reason for the spike besides our theory that more people are at home and looking for something todo.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate new financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in prior offerings. Subsequent offerings at a lower price, often referred to as a “down round”, could result in additional dilution.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our common stock.

External economic factors may have a material adverse impact on our business prospects.

Success can also be affected significantly by changes in local, regional and national economic conditions. Factors such as inflation, labor, energy, real estate costs, the availability and cost of suitable employees, fluctuating interest rates, state and local laws and regulations and licensing requirements and increased competition can also adversely affect us.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors, which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of $2,500,000 and estimated selling agent fees and offering expenses (including selling agent fees of up to $250,000) and marketing and sales expenses (including without limitation, media expenses, and website posting fees up to $10,000) and professional fees of up to $20,000 the total net proceeds to us would be approximately $2,220,000. We currently intend to use such net proceeds as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of our shares of Common Stock in this Offering, assuming the sale of, respectively, 100%, 75%, 50%, 25%, and 10% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold
	0.1	0.25	0.5	0.75	1
Estimated Offering Expense	$28,000	$70,000	$140,000	$210,000	$280,000
Marketing and sales	100,000	200,000	400,000	800,000	1,000,000
Potential acquisitions and joint ventures	0	100,000	200,000	300,000	400,000
Working Capital	122,000	255,000	510,000	565,000	820,000
Total Net Proceeds (1)	$250,000	$625,000	$1,250,000	$1,875,000	$2,500,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.05 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole founders” and officers for common equity since the Company’s inception on April 13, 2020 Jonas Brown, the Company’s principal officer purchased 17,500,000 (seventeen million five hundred thousand) Class A Shares at a price of $0.0002 per share a difference of $0.04998 Naomi Rogers, the Company’s chief financial officer and chief operating officer also purchased 4,000,000 (four million) Class A Shares shares at a price $0.0002 per share a difference of $0.0498 per share lower than the price in this offering. The 21,500,000 combined Class A Shares valued at $4,300 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following tables illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after our estimated maximum offering expenses of up to $2,500,000):

Funding Level	$100% 2,500,000	$75% 1,875,000	$50% 1,250,000	$25% 625,000
Offering Price	$0.05	$0.05	$0.05	$0.05
Pro forma net tangible book value per Common share before Offering	$-$0.05)	$-$0.05)	$-$0.05)	$-$0.05)
Increase in per common share attributable to investors in this Offering	$20.59	$19.97	$19.88	$19.94
Pro forma net tangle book value per Common share after Offering	$20.64	$20.02	$19.93	$19.99
Dilution to investors	$0.0020)	$0.0027)	$0.0040)	$0.0079)
Dilution as a percent of Offering Price	0.04%	0.05%	0.08%	0.16%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50%, 25% and 10% of the shares offered for sale in this Offering

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing Stockholders	21.500.000	30.06%	$-	0%
New Investors	50,000,000	69.94%	$2,500,000	100%
Total	71,500,000	100%	$2,500,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	21.500.000	36.44%	$-	0%
New Investors	37,500,000	63.56%	$1,875,000	100%
Total	59,000,000	100%	$1,875,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	21.500.000	46.23%	$-	0%
New Investors	25,000,000	53.77%	$1,250,000	100%
Total	46,500,000	100%	$1,250,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	21.500.000	63.23%	$-	0%
New Investors	12,500,000	36.77%	$1,250,000	100%
Total	34,000,000	100%	$1,250,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 10% of Shares Sold:
Existing Stockholders	21.500.000	81.13%	$-	0%
New Investors	5,000,000	18.87%	$625,000	100%
Total	26,500,000	100%	$625,000	100%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had very limited revenue from operations during our first two months of existence.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as scout experienced firms to assist in the marketing.

The Company expects to increase the number of employees from two to five.

Use of Estimate

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Two Months Ended May 31, 2020

Operating Revenues

The Company’s revenues were $4,318 for the two months ended May 31, 2020.

Cost of Revenues

The Company’s cost of revenues was $4,462 for the three months ended May 31, 2020.

Gross Profit

For the three months ended January 31, 2020, the Company’s gross profit was $-144.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the two months ended May 31, 2020 general and administrative expenses were $2,285.

Computer $ Software (Expense)

Other expense consisted of computers and software. For the two months ended May 31, 2020, the total expenses were $2,177.

Net Income (loss)

Our net loss for the two months ended May 31, 2020, was $(144).

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties and third parties, through capital investment and borrowing of funds.

At May 31, 2020, the Company had total current assets of $2.062

At May 31, 2020, the Company had total current liabilities of $10,443 Current liabilities consisted primarily of the accrued expenses to a related party and notes payable to third parties.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our audited financial statements that there is substantial doubt that we will be able to continue as a going concern without financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of May 31, 2020, the Company has a net loss of $-144, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities to fund our business plan.

Since inception, we have financed our cash flow requirements from Jonas Brown, our founder as well as the limited income the business has generated. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next six months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Ongoing Reporting Requirements

Once the Offering is qualified we will be required to publicly report annual and semiannual and current reports with the SEC on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers.

Summary

Professional Idiots is an internet and technology based company providing online services in the rapidly expanding niche market of connecting people with people. Our business consists of creating and operating online technology platforms to help people find the individuals/business with whom they are seeking to connect with. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups to accomplish our goal.

Corporate History

Professional Idiots Inc., the Company was incorporated on April 13, 2020 in the state of Delaware.

On April 14, 2020, Jonas Brown was appointed as the Company’s President, Chief Operating Officer and to the Company’s Board of Directors.

On April 14, 2020, Naomi Rogers was appointed as the Company’s as the Chief Financial Officer of the Company.

PLAN OF OPERATIONS

Our cash balance is $2.062 as of May 31, 2020. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Jonas Brown, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Brown, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to develop and begin to implement our business plan, we will need the funding from this offering. We are a development stage company and have generated little revenue to date. We have sold 21,500,000 shares of class A common stock, at $0.0002 per share for net proceeds of $4,300, to Mr. Brown (17,500,000) and Mrs. Rogers (4,000,000), our principal officers and directors. We have also sold 7,000,000 shares of class B common stock, at $0.0001 per share for net proceeds of $500, to Mr. Brown (4,000,000) and Mrs. Rogers (1,000,000).

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated little revenue and no revenues are anticipated until we increase our levels of paid membership.

Our plan of operation has two Phases. In Phase I, we intend to finish developing our website and improving upon the speed and functionality of the site. Our goal is to improve the overall user experience on the site as well as the backend code. We also plan on launching 2-3 more sites during this time.

Phase II will involve changing the code and adding upgraded servers to handle the demand set forth by the users.

We will also be rolling out a ton of higher end features that we are not able to do in Phase I.

As with Phase I, we will require additional funding to proceed with Phase II, if out membership levels and advertising is not where we need them to be, we will have no other ideas on how to raise the additional funding, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of the proposed development program.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is little financial information about us on which to base an evaluation of our performance. We are an early stage company and have generated little revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to (I) purchase a platform we can use to grow our sites with; and for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for the Professional Idiots Inc., website will entail a ton of SEO work.  We also plan to create working arrangements with other people in our market to cross brand services to increase visibility. We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase I of our plan. We believe that the funds from this offering will allow us to operate for one year, without completing any phase of our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for the first phase of our proposed development program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Jonas Brown, our President and Chairman of the Board of Directors and holder of a majority or of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

On June 25 2020, the Company issued 17,500,000 shares of class A common stock, at $0.0002 and 4,000,000 shares of class B common stock, at $0.0001 to Mr. Jonas Brown, the President of the Company for net proceeds of $4,000.

On June 22 2020, the Company issued 4,000,000 shares of class A common stock, at $0.0002 and 1,000,000 shares of class B common stock, at $0.0001 to the Chief Financial Offer / Chief Operating Officer of the Company for net proceeds of $1,000 out of the due to owner account.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

INCOME TAXES

Professional Idiots Inc. follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

PER SHARE INFORMATION

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

DESCRIPTION OF BUSINESS

Professional Idiots Inc. was incorporated on April 13, 2020 under the laws of the State of Delaware. Jonas Brown is our President and Chief Executive Officer of our company. Naomi Rogers is our Chief Financial Officer and Chief Operating Officer. No person other than Mr. Brown has acted as a promoter of Professional Idiots Inc. since our inception.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Jonas C Brown 115 Wilcox Street Suite 220 Castle Rock, CO 80109	48	President and Chief Executive Officer and Director
Naomi J Rogers 115 Wilcox Street Suite 220 Castle Rock, CO 80109	41	Chief Financial Officer and Chief Operating Officer

Jonas Brown has served as Chairman of the Board, President and Chief Executive Officer since April 14th, 2020. Mr. Brown has been employed by Professional Idiots LLC not Inc., in Denver, Colorado as a part time employee for the past two years. Prior to that Mr. Brown had the following jobs:

DHL

Title: Director of Operations Colorado Service Center

Dates of Employment 3/2019 to 9/2019

Rocky Mountain Basements

Title: General Manager

Dates of Employment 6/2017 to 1/2019

Castle Rock Adventist Hospital

Title: ER Financial Services

Dates of Employment 8/2016 to 5/2017

Given Mr. Brown's does have a great deal of managerial, and, expertise within the adult industry from running his billing com-pany iBill, the company believes that Mr. Brown's background and experience make him well suited to serve as our principal officer and sole director.

Naomi Rogers has served as the Chief Financial Officer since April 14th, 2020. Mrs. Rogers has been also worked for Profes-sional Idiots LLC not Inc., in Denver, Colorado as a part time employee for the past two years. Mrs. Rogers has also spent over 10 years and currently is in the healthcare industry including:

United Surgical Partners International

Title: Benefits Coordinator

Dates of employment  9/2019 to 2/2021

Centura Health

Title: Patient Financial Advisor

Dates of Employment 08/2011 to 9/2019

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer and Secretary, Jonas Brown, and Our Chief Financial Officer, treasure, Chief Operating Officer, Naomi J Rogers are the only two acting employee of the company.

Mr. Brown nor Mrs. Rogers has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Brown nor Mrs. Rogers has not been convicted in any criminal proceeding nor is subject of any currently pending criminal proceeding that would effect this offering or the SEC.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

NOTE:  Mr Brown and Mrs Rogers have know each other for 8 years as of the date of this offering and are engaged to be married.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and its Secretary and Treasurer and all other executive officers (collectively, the “Named Executive Officers”) from inception April 2020 until April 2021:

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Award $	All Other Compensation $	Options Award $	Total $
Jonas Brown President and Chief Executive Officer	Feb 2021 to Feb 2022	-72,000-	-0-	-0-	-0-	-0-	-0-
Naomi J Rogers Chief Financial Officer Chief Operating Officer	Feb 2021 to Feb 2022	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2020 to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. The funds raised in this offering will be used to pay a full time wage to our President Jonas Brown so he can devote his time too growing the site. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein. There are no current employment agreements between the company and its officers.

Mr. Brown currently devotes approximately twenty hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Mrs. Rogers currently devotes approximately five hours per month to manage the books of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

Director Compensation

The following table sets forth director compensation as of June 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonas Brown	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Naomi Rogers	-0-	-0-	-0-	-0-	-0-	-0-	-0-

At this time, Professional Idiots Inc. has not entered into any employment agreements with its principal officer and its sole director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jonas Brown will not be paid for any underwriting services that he performs on our behalf with respect to this offering. There are no assets acquired or to be acquired by the Company from Mr. Brown. Mr. Brown is the sole promoter of this offering. There are no other promoters of this offering at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 25, 2020, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentge
Common Stock	Jonas Brown 115 Wilcox Street Suite 220 Castle Rock, CO 80109	17,500,000 shares of common A	25.92%
Common Stock	Naomi J Rogers 115 Wilcox Street Suite 220 Castle Rock, CO 80109	4,000,000 shares of common A	5.92%
All Officers and Directors		21,500,000 shares of common A	31.84%

PLAN OF DISTRIBUTION

Professional Idiots Inc. has 50,000,000 common shares of common stock issued and outstanding as of the date of this prospectus for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Jonas Brown will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Brown is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Brown will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Brown is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer.

At the end of the offering, Mr. Brown will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

Mr Brown will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Professional idiots Inc. will receive all proceeds from the sale of the 50,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

All of our shares of Common Stock are being offered on a "best efforts" basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the "Securities Act"), for Tier 2 offerings. This Offering will terminate on the first to occur of (i) the date on which all 50,000,000 Offered Shares are sold or (ii) July 1, 2021, subject to our right to extend such date for up to 90 days in our sole discretion (in each case, the "Termination Date).

The Shares are being offered directly by the Company, although we reserve the right to engage the services of one or more FINRA registered broker/dealers to assist in in the sale of the Offered Shares and may engage the services of one or more managing selling agents to sell Offered Shares on a "best efforts" basis. However, at this time, the Company has not deter-mined if it will require the services of such broker/dealers or selling agents.

We expect to commence the offer and sale of the Offered Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the "Offering Statement") is qualified by the U.S. Securities and Exchange Commission (which we refer to as the "SEC" or the "Commission"). Prior to this Offering, there has been no public market for our Common Stock.

Notwithstanding the place where the Subscription Agreement may be executed by any of the parties to such Subscription Agreement, pursuant to the terms of the Subscription Agreement, such parties expressly agree that all the terms and provisions shall be construed in accordance with and governed by the laws of the State of Delaware. Exclusive venue for any dispute aris-ing out of the Subscription Agreement or the Shares shall be the state court in Delaware, or the US District Court located in Wilmington, Delaware. This provision applies to disputes arising under state law and the Securities Act of 1933, as amended ("Securities Act") and the Securities & Exchange Act of 1934, as amended ("Exchange Act"). Securities Act Section 22 creates concurrent jurisdiction, respectively, for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, an Investors' ability to seek relief in the state courts as a more favorable jurisdiction, will likely fail because the Courts will defer to federal jurisdiction.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company may offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Professional Idiots Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Professional Idiots Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 100,000,000 shares of class A common stock, with $0.0001 par value per share. As of June 25, 2020, there were 21.500.000 shares of our common class A stock outstanding that were held by two registered stockholder of record.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, Professional Idiots, Inc. will act as its own transfer agent.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws, and certificate of designation. For more detailed information, please see such certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to this Offering Circular.

General

Our Certificate of Incorporation, as amended, provides that our authorized capital stock consists of 112,000,000 shares with a par value of $0.0001 per share, consisting of:

•100,000,000 Class A Common Stock Shares

•10,000,000 Class B Common Stock Shares

•1,000,000 Class C Capital Stock Shares

•1,000,000 Preferred Stock

Common Stock

We have two classes of Common Stock authorized, Class A and Class B, totaling one fifteen million shares (110,000,000) As of the date of this Offering Circular, we have 21,500,000 Class A Common Stock Shares Issued and 5,000,000 Class B Common Stock Shares issued.

Preferred Stock

As of the date of this Offering Circular, we have issued 0 Preferred Shares.

Capital Stock

As of the date of this Offering Circular, we have issued 0 Capital Shares.

Voting

The holders of Class A Common Stock are entitled to one vote per share held at all meeting of shareholders (and written actions in lieu of a meeting).

The holders of Class B Common Stock are entitled to ten votes per share held at all meeting of shareholders (and written actions in lieu of a meeting).

The holders of Preferred Stock are entitled to one votes per share held at all meeting of shareholders (and written actions in lieu of a meeting).

The holders of Capital Stock are entitled to 0 votes per share held at all meeting of shareholders (and written actions in lieu of a meeting).

There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. As of the date of this offering circular, there are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to our legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of our common stock entitled to vote. On June 24, 2020, we increased our authorized capital shares to 112,000,000 consisting of 100,000,000 Class A Common Shares, 10,000,000 Class B Shares, 1,000,000 Preferred Stock Shares and 1,000,000 Capital Shares.

Common Stock

On June 24, 2020, pursuant to an amendment to our Articles of Incorporation, the State of Delaware approved an amendment to our Articles authorizing 100,000,000 Class A Common Shares, and 10,000,000 Class B Shares.  As of the date of this offering circular we have 21,500,000 Class A Common Stock Shares Issued and 5,000,000 Class B Common Stock Shares issued.

Stockholders’ Derivative Actions

Under the Delaware Code, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware.

Dividend Policy

We do intend to pay cash dividends on our common stock starting in 2021, The payment amounts of dividends, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock.

After this Offering, we will have outstanding 71,500,000 shares of our Common Stock, assuming that all 50,000,000 shares are sold in the Offering.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);
(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)

You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Escrow Agent

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

No Selling Shareholders

No securities are being sold for the account of security holders; we will receive all net proceeds of this offering.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Commission, we will accept tenders of funds to purchase our shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Common Stock in this offering, you should complete the following steps:

1	Go to the company’s page on: https://www.proidiots.org/invest
2	Complete the online investment form;
3	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We will review all subscription agreements completed by the investor. After we have completed its review of a subscription agreement for an investment in the company, the funds may be transferred to us.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, we will have up to three days to ensure all the documentation is complete. We will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evi-dence of cancellation of debt) by investors will be deposited into the companies bank account and made available immediately for company use.

We maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from us, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives over subscriptions in excess of the maximum offering amount.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Magnus Amudi Esq. of New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Andrew Benvenuti, Jr. CPA an independent certified public accountant, appearing elsewhere herein, and upon the authority of an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this offering, we will be a public reporting company under the Exchange Act, meaning we will be re-quired to file annual, semiannual and current reports in a timely manner with the SEC, on an ongoing basis as an "emerging growth company" under the reporting rules set forth under the Exchange Act. We will be required to publicly report on an ongo-ing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. As such, we will be subject to ongoing public re-porting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies," and our stockholders could receive less information than they might expect to receive from more mature public companies. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Ex-change Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports.

Offering and Selling to Investors in Foreign Jurisdictions

Notice to Prospective Investors in Canada

The Offering of the Common Stock Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Common Stock Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Common Stock Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Common Stock Sharecare offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Common Stock Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Common Stock Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Common Stock Shares may be made to the public in that Relevant Member State other than:

•To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Common Stock Shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Common Stock Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Common Stock Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Stock Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Common Stock Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Common Stock Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Common Stock Shares which are the subject of the Offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Common Stock Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Common Stock Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Common Stock Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Common Stock Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Common Stock Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Common Stock Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Common Stock Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Common Stock Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Stock Shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Common Stock Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Common Stock Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Common Stock Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Common Stock Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Common Stock Sharecare not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Common Stock Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Common Stock Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Common Stock Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Stock Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Common Stock Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Common Stock Shares may not be circulated or distributed, nor may the Common Stock Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Stock Sharecare subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock Shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Common Stock Shares and Debentures) Regulations 2005 of Singapore.

State Securities – Blue Sky Laws

There is no established public market for our Class A shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our Common Stock Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Common Stock Shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock Shares for an indefinite period of time.

We will consider applying for listing with a provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Mergent, Inc., Moody’s Investor Service or Standard and Poor’s Corporate Manual, secondary trading of our Common Stock Shares can occur without any filing, review or approval by state regulatory authorities. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah,

Vermont, Washington, West Virginia, Wisconsin and Wyoming. If we can secure this listing in such securities manuals, only then secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require Common Stock Shares to be qualified before they can be resold by holders of Common Stock Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROFESSIONAL IDIOTS, INC

FINANCIAL STATEMENTS

FOR THE PERIOD

APRIL 30, 2020 THRU MAY 31 2020

PROFESSIONAL IDIOTS, INC

FINANCIAL STATEMENTS

June 28, 2020

Professional Idiots, Inc

Castle Rock, CO 80104

INDEPENDENT AUDITOR’S REPORT

I have audited the accompanying balance sheet of Professional Idiots, Inc. as of May 31, 2020 and the related statements of income and retained earnings, comprehensive income, and cash flows for the period April 13 (inception) thru May 31, 12020. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

I conducted our audit in accordance with the United States generally accepted accounting principles. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness if the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Professional Idiots, Inc. as of  May 31, 2020, and the results of their operations and their cash flows for the period April 13 (inception) thru May 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

My audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplementary schedules are also presented for the purposes of additional analysis and are not a required part of the basic financial statements. The other accompanying information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, are fairly stated in all material respects in relation to the basic  financial statements taken as a whole.

/s/ Andrew Benvenut, CPA

PROFESSIONAL IDIOTS, INC

BALANCE SHEET

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

Assets
Current Assets
Cash	$2,062
Total Current Assets	2,062
Property and Equipment, Net of Accumulated
Depreciation	-
Other Assets	13,237
Total Assets	$15,299

Liabilities & Member's Equity

Current Liabilities

Accounts Payable	-
Current Portion - Long Term Debt	-

Total Current Liabilities	-

Long Term Liabilities

Shareholder Loans Payable	10,443

Total Long Term Liabilities	10,443

Total Liabilities	10,443
Stockholder's Equity

Capital Stock	5,000
Retained Earnings	(144)

Total Stockholder's Equity	4,856

Total Liabilities & Stockholder's Equity	15,299

PROFESSIONAL IDIOTS, INC

STATEMENT OF INCOME

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

Revenue

Membership Fees	$3,092
Consulting	200
Sales - Adverting	1,026

Total Revenue	4,318

General and Administrative Expenses	2,285
Computer & Software Expenses	2,177

Income before Taxes	$(144)

Income Tax	-

Net Income	$(144)

PROFESSIONAL IDIOTS, INC

STATEMENT OF RETAINED EARNINGS

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

Beginning Balance	$-

-

Net Income	(144)

Prior Period Adjustments	-

Balance - May 31, 2020	$(144)

The accompanying notes are an integral part of the financial statement.

See Accountant Report

PROFESSIONAL IDIOTS, INC

STATEMENT OF CASH FLOW

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

Cash Flows from Operating Activities

Net Income	$(144)

Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities

Depreciation	456

(Increase) Decrease in Assets

Accounts Receivable	0
Inventory	0
Other Assets	0

Increase (Decrease) in Liabilities

Accounts Payable and Accrued Payroll & Taxes Payables	0
Accrued Interest Payable	0

Net Cash Provided by Operating	$312

Cash Flows from Investing Activities

Proceeds Sales of Fixed Assets	-
Acquistion of Fixed Assets	(13,693)

Net Cash Provided by Investing	(13,693)

Cash Flows from Financing Activities

Sharholder Loans	10,443
Common Stock Investments	5,000
Rounding Adjustments	-

Net Cash Provided by Financing Activities	15,443

Net Increase/(Decrease) in Cash	$2,062

Cash - Beginning of Year	$-

Cash - May 31, 2020	$2,062

PROFESSIONAL IDIOTS, INC

STATEMENT OF STOCKHOLDERS' EQUITY

May 31, 2020

Balance Jan 1, 2020	-

Common Stock

Class A - issued 21,500,000 at $.0002 Per Share (Par Value $.0001)	$4,300

Class B - issued 7,000 at $.0001 Per share, issued at par value	$700

Net Income - Class A	$(108)
Net Income - Class B	$(36)

Prior Period Adjustments	-

Stockholders' Equity - May 31, 2020	$4,856

PROFESSIONAL IDIOTS, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES COMPANY ACTIVITIES

The company is a privately held Corporation engaged primarily in creating internet based websites in the area of bringing ideas thru proof of concept and eventually thru production. The Company was founded April 13, 2020 and currently operates kinkyads.org and internet based adult social network.

        REVENUES AND COST RECOGNITION

The Company derives its revenues primarily from the consulting services and bringing ideas thru proof of concept. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expenses as incurred.

        DEPRECIATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation is computed using the straight line method for financial statements purposes.

        USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that directly affect the results of reported assets, liabilities, revenues, and expenses.  Accordingly, actual results could differ from those activities.

NOTE 2:  ACCOUNTS RECEIVABLE

All accounts receivable have been deemed by management as being collectable in future periods.  Consequently, no allowance for doubtful accounts is required.  All accounts deemed to be uncollectible are expensed utilizing the direct write-off method whenever management determines the account is uncollectible.

Generally accepted accounting principles require the use of an allowance account.  The effect of such an allowance account in the financial statements would be minimal.

PROFESSIONAL IDIOTS, INC

NOTES TO FINANCIAL STATEMENTS (Continued)

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

NOTE 3:  CONCENTRATIONS OF CREDIT RISK ARISING FROM CASH DEPOSITS IN EXCESS OF INSURED LIMITS

The company maintains its cash balances in a financial institution located in Colorado.  The balances are insured by the Federal Deposit Insurance Corporation.  At May 31, 2020 the Company's uninsured cash balance was zero.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 4:  INCOME TAXES

Since the company is a start up, no provision has been made for income taxes.

NOTE 5:  SUBSEQUENT EVENTS

Management is unaware of any subsequent events that would have impacted on the results as reported as of the date of these financial statements

NOTE 6:  FUNDING SCHEDULE

Since the company is a star-up and in the early stage of development there reason at this time to be con- cerned with the company's ability to continue operations. Nothing came to light in the audit which would change that opinion at this time.

NOTE 7:

The companies current revenue is a concern that raises substantial doubt about the Company's ability to continue as a going concern. The Company may raise additional capital through the sale of its equity securities. Management believes that actions such as selling equity securities to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 8:  DILUTION

The price of the current offering is fixed at $0.05 per share which is the Price purchasers of the shares must pay. This price is significantly different than the price paid by the Company's found-ers" and officers for  common equity since the Company's inception on April 13, 2020 Jonas Brown, the Company's principal officer purchased 17,500,000 (seventeen million five hundred thousand) Class A Shares at a price of $0.0002 per share a difference of $0.04998 Naomi Rog-ers, the Company's chief financial officer and chief operating officer also purchased 4,000,000 (four million) Class A Shares shares at a price $0.0002 per share a difference of $0.0498 per share lower than the price in this offering. The 21,500,000 combined Class A Shares valued at $4,300 are reflected as "Capital contributions" in the table Entitled, Existing Stockholders if all of the Shares are sold." The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, "Capital contributions."

Dilution represents the difference between the offering price and the net tangible  book value per share immediately after completion of this offering. Net tangible book value is the amount that re-sults from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

PROFESSIONAL IDIOTS, INC

SCHEDULE I & II

FOR THE PERIOD

APRIL 13, 2020 (INCEPTION) TO MAY 31, 2020

SCHEDULE I - GENERAL & ADMINISTRATIVE EXPENSES

Advertising & Promotions	$53
Bank & Merchant Charges	557
Depreciation & Amortization	456
Meals & Entertainment	75
Office	459
Professional Fees	25
Supplies	538
Telephone & Internet	55
Vehicle	67

$2,285

SCHEDULE II - COMPUTER & SOFTWARE EXPENSES

Server Fees	$856
Software	34
Software - Cloudflare	49
Software - Google	25
Software - Twillio	100
Softeare- Zendesk	9
Website Hosting	102
Website Developmnent	1,002

$2,177

TABLE OF EXHIBITS

Original Articles
Amended Articles
Bylaws
Subscription Agreement
Stock Certificate

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, Colorado on August 9, 2020.

PROFESSIONAL IDIOTS INC

Date: August 9, 2020	By:	/s/ Jonas Brown
Jonas Brown
Chief Executive Officer
(Principal Executive Officer & Chief Executive Officer)

Date: August 9, 2020	By:	/s/ Naomi Rogers
Naomi Rogers
Chief Financial Officer / Chief Operating Officer
(Principal Treasure & Chief Financial Officer)